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                                                                     4(ii)(d)(9)

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                            SECRETARY'S DETERMINATION



                                       BY



                          THE UNITED STATES OF AMERICA




                                   ACCEPTED BY



                          PROJECT AMERICA SHIP I, INC.











                              Dated August 10, 2000





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                            SECRETARY'S DETERMINATION

                                       BY

                          THE UNITED STATES OF AMERICA


     This Secretary's Determination, dated August 10, 2000 (the "Secretary's Determination"), made pursuant to the Commitment to Guarantee Obligations, Contract No. MA-13579, (the "Guarantee Commitment"), dated February 10, 2000, made and entered into by the United States of America ("United States"), represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary"), and accepted on said date by Project America Ship I, Inc., a Delaware corporation (the "Shipowner").

                                    RECITALS:

     Reference is made to the Trust Indenture dated February 10, 2000 (the "Indenture") between the Shipowner and The Bank of New York, a New York banking corporation (the "Indenture Trustee"). The Indenture relates to the issuance and sale on the date hereof of an aggregate of $50,000,000 principal amount of its United States Government Guaranteed Ship Financing Notes 2000 Series B (hereinafter called the "2000 Series B Notes"). Reference is also made to the Note Purchase Agreement, dated the date hereof, relating to the 2000 Series B Notes (the "Note Purchase Agreement") and the 2000 Series B Notes dated the date hereof.

     The United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, hereby:

          (1) Determines (i) pursuant to Section 1104(A)(b)(3) of Title XI ("Title XI") of the Merchant Marine Act, 1936, as amended, that the maturity date of the 2000 Series B Notes is satisfactory, (ii) pursuant to
     Section 1104(A)(b)(4) of Title XI that the principal payments of the 2000 Series B Notes are satisfactory, (iii) that the rate of interest to be borne by the 2000 Series B Notes is reasonable in accordance with Section 1104(A)(b)(5) of Title XI, and (iv) that the terms of the 2000 Series B Notes are otherwise satisfactory.

          (2) Approves the forms of the Note Purchase Agreement and the 2000 Series B Notes.

          (3) Consents to the execution and delivery of the 2000 Series B Notes by the Shipowner.

          (4) Determines that the aggregate principal amount of such 2000 Series B Notes, together with all other Obligations Outstanding under the Indenture, does not exceed 87 1/2 % of the Actual Cost of the Vessel on the date hereof.



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     IN WITNESS WHEREOF, this Secretary's Determination has been executed by the
Secretary as of the day and year first above written.


                                            UNITED STATES OF AMERICA,
                                            SECRETARY OF TRANSPORTATION

                                            BY:  MARITIME ADMINISTRATOR




(SEAL)                                      By:
                                                --------------------------------
                                                Secretary
                                                Maritime Administration


Attest:




------------------------------
Assistant Secretary
Maritime Administration



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     IN WITNESS WHEREOF, this Secretary's Determination has been accepted by the
Shipowner as of the day and year first above written.

SHIPOWNER:                                     PROJECT AMERICA SHIP I, INC.



(SEAL)                                         By
                                                  ------------------------------
                                                  Its Vice President




ATTEST



By
   ----------------------------------
   Its Executive Vice President